UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 5, 2012
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     At the 2012 annual meeting of stockholders (the “Annual Meeting”) of LeapFrog Enterprises, Inc. (the “Company” or “we”, “us” or “our”), held on June 5, 2012, the Company’s stockholders approved an amendment to the LeapFrog Enterprises, Inc. 2011 Equity and Incentive Plan (the “2011 EIP”). The amendment (i) increased the number of shares of Class A common stock reserved for issuance under the 2011 EIP by 2,700,000 shares; (ii) decreased the number of returning shares eligible to be included in the share reserve of the 2011 EIP by 1,508,447 shares; and (iii) eliminated the fungible share reserve, so that all stock awards granted under the 2011 EIP count against the share reserve of the 2011 EIP on a 1:1 basis.

A more detailed description of the material terms of the amended and restated 2011 EIP (the “Amended and Restated 2011 EIP”) and the text of the Amended and Restated 2011 EIP were included in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 19, 2012 (File No. 001-31396).

The description of the amendments to the 2011 EIP above and the portions of the Proxy Statement containing a description of the Amended and Restated 2011 EIP are not intended to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2011 EIP, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were submitted to and acted on by the stockholders of the Company:

•	Proposal 1: Election of our Board’s eight nominees for director to serve for the ensuing year and until their successors are elected.

•	Proposal 2: Ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

•	Proposal 3: Approval of an amendment to the 2011 EIP.

The foregoing proposals are described in more detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below:

Proposal 1

The following directors were elected to our Board by the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
John Barbour	139,467,438	11,867,553	9,258,918
William B. Chiasson	138,786,586	12,548,405	9,258,918
Thomas J. Kalinske	139,131,949	12,203,042	9,258,918
Paul T. Marinelli	137,064,789	14,270,202	9,258,918
Stanley E. Maron	138,155,802	13,179,189	9,258,918
E. Stanton McKee, Jr.	139,019,962	12,315,029	9,258,918
Randy O. Rissman	148,588,629	2,746,362	9,258,918
Caden C. Wang	148,395,665	2,939,326	9,258,918

Proposal 2

The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012 was ratified by the following vote:

For	Against	Abstained
153,047,614	7,511,615	34,680

Proposal 3

The amendment to the 2011 EIP was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
122,815,731	28,116,819	402,441	9,258,918

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	LeapFrog Enterprises, Inc. Amended and Restated 2011 Equity and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

Date: June 7, 2012	By:	/s/ Mark A. Etnyre
Mark A. Etnyre
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	LeapFrog Enterprises, Inc. Amended and Restated 2011 Equity and Incentive Plan